Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Re:         MGI Properties
            Registration Statement on Form S-8

Dear Sir or Madam:

On behalf of our client, MGI Properties (the "Company"), transmitted herewith pursuant to the Securities and Exchange Commission's EDGAR System, in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, is the Company's Registration Statement on Form S-8, including Exhibits.

On May 2, 1994 the Company wire transferred immediately available funds in the amount of $2,960.68 to the Commission's account number 9108739 at Mellon Bank in Pittsburgh, Pennsylvania in payment of the filing fee for the Registration Statement.

Please direct any inquiry or comment with respect to the filing to the attention of the undersigned at (212) 753-7200.

Kindly acknowledge receipt of this transmission by date-stamping a copy of this letter and returning same to the undersigned.

Sincerely yours,
Gary Kaufman

Enclosures

cc:         New York Stock Exchange
            Phillip C. Vitali

    As filed with the Securities and Exchange Commission on May 2, 1994
                                                         Registration No. 33-


                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549

                                            FORM S-8
                                     REGISTRATION STATEMENT
                                              Under
                                   The Securities Act of 1933

                                         MGI PROPERTIES
                     (Exact name of registrant as specified in its charter)

              Massachusetts                                   04-6268740
      (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                      Identification No.)


               30 Rowes Wharf,
       Boston, Massachusetts  02110                             02110
(Address of Principal Executive Offices)                      (Zip Code)


                                         MGI PROPERTIES
        1994 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN FOR KEY EMPLOYEES
                               1994 STOCK OPTION PLAN FOR TRUSTEES
                             COMMON SHARES AWARDED TO KEY EMPLOYEES
                                    (Full Title of the Plans)


                                         W. Pearce Coues
                                Chairman of the Board of Trustees
                                         MGI Properties
                                         30 Rowes Wharf
                                   Boston, Massachusetts 02110
                             (Name and Address of agent for service)

                                         (617) 330-5335
                  (Telephone number, including area code, of agent for service)

                                           Copies to:
                                   Victor M. Rosenzweig, Esq.
                               Olshan Grundman Frome & Rosenzweig
                                         505 Park Avenue
                                    New York, New York 10022
                                         (212) 753-7200


                                 CALCULATION OF REGISTRATION FEE


                                             Proposed         Proposed
                                              maximum          maximum
    Title of                  Amount         offering         aggregate           Amount of
   securities                  to be           price          offering          registration
to be registered           registered(1)   per share(2)       price (2)              fee

Common Shares,
$1.00 par value               582,100         $14.75        $8,585,975.00         $2,960.68



(1) Represents the sum of the maximum of 400,000 Common Shares that may be acquired under the 1994 Stock Option and Stock Appreciation Rights Plan for Key Employees, a maximum of
         170,000 Common Shares that may be acquired under the 1994
         Stock Option Plan for Trustees and a maximum of 12,100
         Common Shares awarded to certain employees of the Registrant. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such number of additional Common
         Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Securities Act Rule 457(c) using the average of the high and low prices of the Common
         Shares reported on the New York Stock Exchange, Inc.
         Composite Tape on April 28, 1994.

                                         PART I

                              INFORMATION REQUIRED IN SECTION 10(a)
PROSPECTUS

            The Section 10(a) prospectus of the Registrant's 1994 Stock Option and Stock Appreciation Rights Plan for
Key Employees, the Registrant's 1994 Stock Option Plan for Trustees and for the Common Shares awarded to key employees of the Registrant are not being filed with the Securities and Exchange Commission as part of this Registration Statement.

                                           PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The documents listed below are hereby incorporated by reference in this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-K for the year ended November 30, 1993;

            (b)         The Registrant's Quarterly Report on Form
                        10-Q for the quarter ended February 28,
                        1994; and

            (c) The Registrant's Current Report on Form 8-K filed on February 15, 1994, as amended by the Report on Form 8-KA filed on April 15, 1994; and

            (d) The description of the Registrant's Common Shares, $1.00 par value, contained in the Registrant's Registration Statements on Form 8-A filed on March 11, 1988 and June 27, 1989, respectively.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereby have been sold or which deregisters all Common Shares offered hereby then remaining unsold, are deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The validity of the Common Shares offered hereby will be passed upon for the Registrant by the firm of Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New
York, New York 10022. Certain members of said firm own an aggregate of 9,676 Common Shares, and non-qualified options to purchase an aggregate of 21,400 Common Shares, of the Registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 5.3 of the Trust's Second Amended and Restated
Declaration of Trust provides as follows:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including any Person who serves at its written request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent, of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that a Trustee adjudicated to have been grossly negligent (i.e., found to have breached his fiduciary duty of care) may nevertheless be indemnified pursuant to the provisions of this paragraph consistent with the provisions of Section 5.2; and provided, further, however, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

Any action taken by or conduct on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon certain provisions of the Declaration of Trust shall not constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties, or failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.  EXHIBITS.

            The following instruments and documents are included as exhibits to this Registration Statement.

            Exhibit
            Number                  Description

            4(a) Second Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 3 of the Trust's Annual Report on Form 10-K for the fiscal year ended November 30, 1981 (File No. 1-6833).

             (b)                    Certificate of First Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, incorporated by
                                    reference to Exhibit 3 of the Trust's
                                    Annual Report on Form 10-K for the
                                    fiscal year ended November 30, 1981
                                    (File No. 1-6833).

             (c)                    Certificate of Second Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, incorporated by
                                    reference to the Trust's Report on
                                    Form 8-K filed on January 13, 1983
                                    (File No. 1-6833).

             (d)                    Certificate of Third Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, incorporated by
                                    reference to Exhibit 3(d) to
                                    Amendment No. 1 to the Trust's
                                    Registration Statement on Form S-2
                                    filed on June 7, 1985 (Reg. No. 2-
                                    97795).

            (e)                     Certificate of Fourth Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, dated October
                                    17, 1986, incorporated by reference to
                                    the Trust's Annual Report on Form
                                    10-K for the year ended November
                                    30, 1986 (File No. 1-6833).

            (f)                     Certificate of Fifth Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, dated March 25,
                                    1987, incorporated by reference to
                                    Exhibit 3(f) of the Trust's Annual
                                    Report on Form 10-K for the year
                                    ended November 30, 1987 (File No.
                                    1-6833).

            (g)                     Certificate of Sixth Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, dated February
                                    10, 1988, incorporated by reference to
                                    Exhibit 4(g) of the Trust's
                                    Registration Statement on Form S-8
                                    filed on May 3, 1988 (Reg. No. 33-
                                    21584).

            (h)                     Certificate of Seventh Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, dated June 30,
                                    1988, incorporated by reference to
                                    Exhibit 4.8 of the Trust's Registration
                                    Statement on Form S-4 filed on
                                    November 10, 1988 (Reg. No. 33-
                                    25495).

            (i)                     Certificate of Eighth Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, dated March 27,
                                    1989, incorporated by reference to
                                    Exhibit 3(i) of the Trust's Annual
                                    Report on Form 10-K for the fiscal
                                    year ended November 30, 1989.

            (j)                     Certificate of Ninth Amendment of
                                    Second Amended and Restated
                                    Declaration of Trust, dated March 18,
                                    1993, incorporated by reference to
                                    Exhibit 10(n) of the Trust's
                                    Registration Statement on Form S-3
                                    filed on March 16, 1993, as amended
                                    (Reg. No. 33-59602) (File No. 1-
                                    6833).

            (k)                     Rights Agreement, dated as of June
                                    21, 1989 between the Trust and The
                                    First National Bank of Boston as
                                    Rights Agent, incorporated by
                                    reference to Exhibit 1 to the Trust's
                                    Registration Statement on Form 8-A,
                                    filed June 27, 1989 (File No. 1-6833).

            (l)                     Mortgage Growth Investors Incentive
                                    Stock Option Plan for Key
                                    Employees, incorporated by reference
                                    to the Trust's Definitive Proxy
                                    Statement dated March 15, 1982 (File
                                    No. 1-6833).

            (m) Mortgage Growth Investors Stock Option Plan for Trustees, incorporated by reference to the Trust's Definitive Proxy Statement dated March 15, 1982 (File No. 1-
                                    6833).

            (n) Form of Incentive Option Agreement, incorporated by reference to the Trust's Definitive Proxy Statement dated March 15, 1982 (File No. 1-
                                    6833).

            (o)                     Form of Nonqualified Option
                                    Agreement, incorporated by reference
                                    to the Trust's Definitive Proxy
                                    Statement dated March 15, 1982 (File
                                    No. 1-6833).

            (p)                     MGI Properties 1988 Stock Option
                                    and Stock Appreciation Rights Plan,
                                    incorporated by reference to the
                                    Trust's Definitive Proxy Statement
                                    dated February 19, 1988 (File No. 1-
                                    6833).

            (q) Form of Incentive Option Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1988 (Reg. No. 33-21584).

            (r)                     Form of Nonqualified Option
                                    Agreement, incorporated by reference
                                    to the Trust's Registration Statement
                                    on Form S-8 filed on May 3, 1988
                                    (Reg. No. 33-21584).

            (s)                     Form of Nonqualified Option
                                    (Trustee) Agreement, incorporated by
                                    reference to the Trust's Registration
                                    Statement on Form S-8 filed on May
                                    3, 1988 (Reg. No. 33-21584).

            (t)                     MGI Properties 1994 Stock Option
                                    and Stock Appreciation Rights Plan
                                    for Key Employees, incorporated by
                                    reference to the Registrant's
                                    Definitive Proxy Statement dated
                                    February 16, 1994 (File No. 1-6833).

            (u) MGI Properties 1994 Stock Option Plan for Trustees, incorporated by reference to the Registrant's
                                    Definitive Proxy Statement dated
                                    February 16, 1994 (File No. 1-6833).

            (v)                     Form of Incentive Option
                                    Agreement.*

            (w)                     Form of Nonqualified Option
                                    Agreement.*

            (x)                     Form of Nonqualified Option
                                    (Trustee) Agreement.*

            5                       Opinion of Olshan Grundman Frome
                                    & Rosenzweig.*

            24.1 Consent of Olshan Grundman Frome & Rosenzweig (included in their opinion filed as Exhibit 5).*

            24.2                    Consent of KPMG Peat Marwick.*

            25 Power of Attorney (included on the Signature Page to this Registration Statement).*



*           Filed herewith.

ITEM 9.  UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (1)         To include any prospectus required by
section 10(a)(3) of the Securities Act;

                        (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs A(1) and A(2) do not apply if the registration statement is on Form
S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange
Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                           SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, on April 29,
1994.

MGI PROPERTIES

By:         /s/ W. Pearce Coues
            W. Pearce Coues
            Chairman of the Board of Trustees and Chief
            Executive Officer

            KNOW ALL MEN BY THESE PRESENTS, that
each person whose signature appears below constitutes and appoints W. Pearce Coues, Robert Ware and Phillip C.
Vitali, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signatures                          Capacity                                        Date

/s/ W. Pearce Coues
W. Pearce Coues                     Chairman of the Board of
                                    Trustees and Chief Executive Officer
                                    (Principal Executive Officer)                 April 29, 1994

/s/ Phillip C. Vitali
Phillip C. Vitali                   Executive Vice President and
                                    Treasurer (Principal Financial Officer
                                    and Principal Accounting Officer)             April 29 ,1994

/s/ Herbert D. Conant
Herbert D. Conant                   Trustee                                       April 29 ,1994

/s/ Francis P. Gunning
Francis P. Gunning                  Trustee                                       April 29 ,1994

/s/ Colin C. Hampton
Colin C. Hampton                    Trustee                                       April 29 ,1994

/s/ George M. Lovejoy, Jr.
George M. Lovejoy, Jr.              Trustee                                       April 29 ,1994

/s/ Rodger P. Nordblom
Rodger P. Nordblom                  Trustee                                       April 29 ,1994



                                          EXHIBIT INDEX


                                                                Sequentially
Exhibit                                                           Numbered
Number      Description                                             Page

4(a)        Second Amended and Restated Declaration of
            Trust, incorporated by reference to Exhibit 3 of the Trust's Annual Report on Form 10-K for the fiscal year ended November 30, 1981 (File No.
            1-6833).*

(b)         Certificate of First Amendment of Second
            Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 3 of the Trust's Annual Report on Form 10-K for the fiscal year ended November 30, 1981 (File No.
            1-6833).*

(c)         Certificate of Second Amendment of Second
            Amended and Restated Declaration of Trust, incorporated by reference to the Trust's Report on Form 8-K filed on January 13, 1983 (File
            No. 1-6833).*

(d)         Certificate of Third Amendment of Second
            Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 3(d) to Amendment No. 1 to the Trust's Registration
            Statement on Form S-2 filed on June 7, 1985.*

(e)         Certificate of Fourth Amendment of Second
            Amended and Restated Declaration of Trust, dated October 17, 1986, incorporated by reference to the Trust's Annual Report on Form
            10-K for the year ended November 30, 1986.*

(f)         Certificate of Fifth Amendment of Second
            Amended and Restated Declaration of Trust, dated March 25, 1987, incorporated by reference to Exhibit 3(f) of the Trust's Annual Report on
            Form 10-K for the year ended November 30, 1987.*

(g)         Certificate of Sixth Amendment of Second
            Amended and Restated Declaration of Trust, dated February 10, 1988, incorporated by reference to Exhibit 4(g) of the Trust's
            Registration Statement on Form S-8 filed on
            May 3, 1988.*

(h)         Certificate of Seventh Amendment of Second
            Amended and Restated Declaration of Trust, dated June 30, 1988, incorporated by reference to Exhibit 4.8 of the Trust's Registration
            Statement on Form S-4 filed on November 10,*
            1988 (Reg. No. 33-25495).

(i)         Certificate of Eighth Amendment of Second
            Amended and Restated Declaration of Trust, dated March 27, 1989, incorporated by reference to Exhibit 3(i) of the Trust's Annual Report on
            Form 10-K for the fiscal year ended November
            30, 1989.*

(j)         Certificate of Ninth Amendment of Second
            Amended and Restated Declaration of Trust, dated March 18, 1993, incorporated by reference to Exhibit 10(n) of the Trust's Registration
            Statement on Form S-3 filed on March 16,
            1993, as amended (Reg. No. 33-59602).*

(k) Rights Agreement, dated as of June 21, 1989 between the Trust and The First National Bank of Boston as Rights Agent, incorporated by reference to Exhibit 1 to the Trust's Registration
            Statement on Form 8-A, filed June 27, 1989.*

(l)         Mortgage Growth Investors Incentive Stock
            Option Plan for Key Employees, incorporated by reference to the Trust's Definitive Proxy
            Statement dated March 15, 1982 (File No. 1-
            6833).*

(m) Mortgage Growth Investors Stock Option Plan for Trustees, incorporated by reference to the Trust's Definitive Proxy Statement dated March
            15, 1982 (File No. 1-6833).*

(n)         Form of Incentive Option Agreement,
            incorporated by reference to the Trust's
            Definitive Proxy Statement dated March 15,
            1982 (File No. 1-6833).*

(o)         Form of Nonqualified Option Agreement,
            incorporated by reference to the Trust's
            Definitive Proxy Statement dated March 15,
            1982 (File No. 1-6833).*

(p)         MGI Properties 1988 Stock Option and Stock
            Appreciation Rights Plan, incorporated by reference to the Trust's Definitive Proxy
            Statement dated February 19, 1988.*

(q)         Form of Incentive Option Agreement,
            incorporated by reference to the Trust's
            Registration Statement on Form S-8 filed on
            May 3, 1988.*

(r)         Form of Nonqualified Option Agreement,
            incorporated by reference to the Trust's
            Registration Statement on Form S-8 filed on
            May 3, 1988.*

(s)         Form of Nonqualified Option (Trustee)
            Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1988.*

(t)         MGI Properties 1994 Stock Option and Stock
            Appreciation Rights Plan for Key Employees, incorporated by reference to the Registrant's
            Definitive Proxy Statement dated February 16,
            1994 (File No. 1-6833).*

(u)         MGI Properties 1994 Stock Option Plan for
            Trustees, incorporated by reference to the Registrant's Definitive Proxy Statement dated
            February 16, 1994 (File No. 1-6833).*

(v)         Form of Incentive and Nonqualified Option
            Agreement.

(w)         Form of nonqualified Option Agreement.

(x)         Form of Nonqualified Option (Trustee)
            Agreement.

 5          Opinion of Olshan Grundman Frome &
            Rosenzweig.

24.1        Consent of Olshan Grundman Frome &
            Rosenzweig (included in their opinion filed as Exhibit 5).

24.2        Consent of KPMG Peat Marwick.

25          Power of Attorney (included on the Signature
            Page to this Registration Statement).


_________________
  * Previously filed.

                                                                 EXHIBIT 10(v)

                            Form of Incentive Option Agreement

                   STOCK OPTION AND STOCK
APPRECIATION RIGHTS AGREEMENT, made as of this ___ day of _____________, 199_, between MGI Properties
(the "Trust") and [insert name], an employee of the Trust
(the "Optionee").

                   NOW, THEREFORE, the Trust and the
Optionee, by his acceptance of the grant of these stock options intended to qualify as incentive stock options under the Internal Revenue Code of 1986 ("ISO") and related stock appreciation rights ("SAR"), agree as follows:

                   1. Grant of ISO and SAR. The Trust hereby grants to the Optionee as a separate inducement and agreement in connection with his acting as an employee of the Trust and not in lieu of any salary or other remuneration for services, an ISO to purchase all or any part of an aggregate of _______ Common Shares of the Trust (either unissued or treasury), $1.00 par value (the "Shares"), and a maximum of ______ SAR in connection therewith, on the terms and conditions hereinafter set forth and further subject to the provisions of the Trust's 1994 Stock Option and Stock Appreciation Rights Plan for Key Employees (the
"1994 Plan"), which provisions are incorporated by reference herein.

                   2. Purchase Price. The exercise price shall be $______ per Share, the closing price of the Trust's Shares on the New York Stock Exchange on __________ __,
199__.

                   3. Term of Option. Notwithstanding anything to the contrary contained herein or in the 1994 Plan, the ISO and SAR granted hereunder shall expire no later than 11:59
P.M. on ___________ __, _____ (the "Termination Date").

                   4. Termination as an Employee.

                   (a) The ISO and SAR shall be exercisable according to the terms hereof while the Optionee remains an employee of the Trust and for three years after termination of employment for any reason; provided, however, if any ISO is exercised after the allowed periods set forth in the next sentence, or such longer periods as may then be in effect under the Internal
Revenue Code of 1986, as amended (the "Code"), then the ISO shall convert into a non-qualified option. The allowed periods under current law are as follows: (i) if the Optionee dies or becomes totally and permanently disabled while an employee of the Trust or while entitled to exercise an ISO and SAR hereunder, the legal representative of the Optionee or the person who acquired the ISO and SAR by bequest or inheritance may exercise the ISO and SAR for one year from the date of death or disability, and (ii) if the Optionee retires or is dismissed other than "for cause" (as such term is defined under the 1994 Plan), the Optionee may exercise the ISO and SAR for three (3) months after the date of termination of his employment. In no event may the ISO and SAR be exercised after the Termination Date.

                   (b) Notwithstanding the foregoing, the Optionee may exercise the ISO and SAR granted hereunder at any time up to two years after his employment with the Trust ceases for any reason; however, if the ISO and SAR is exercised after the periods set forth in the preceding paragraph, or such longer periods for the valid exercise of an incentive option as may be established under the Code, such ISO shall no longer be a valid incentive option but shall convert into a non-qualified option.

                   5. Non-Transferability. The ISO and SAR
granted hereunder shall not be assignable by the Optionee, except by the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the lifetime of the Optionee only by the Optionee.

                   6. Exercise Upon Sale, Merger or Other
Reorganization Transaction. Notwithstanding any other provision hereof, in the event that the Trust, its shareholders, or both, enter into a written agreement to dispose of all or substantially all of the assets or stock of the Trust by means of a sale, merger, consolidation, reorganization, liquidation or similar transaction (other than a reorganization, merger or consolidation effected solely to change the Trust's name or domicile), the ISO and SAR issued pursuant hereto shall become immediately exercisable, whether or not such Options were exercisable prior to such event, during the period of time beginning with the date on which the Trust agrees in writing to enter into such transaction, and ending on the earlier of the date the ISO and SAR would otherwise have expired or the date on which the transaction is consummated. The Optionee may in writing request that, in lieu of exercising the ISO, he may receive cash equal to the difference between the sale price or merger consideration per share and the exercise price multiplied by the number of Shares subject to the ISO issued hereunder; provided, however, that such cash shall be paid not earlier than the closing date of the transaction subject to this Paragraph 6. Upon the consummation of the transaction, any unexercised ISO and SAR issued hereunder shall terminate and cease to be effective. In the event that the Trust's agreement to enter into any such transaction is terminated, the unexercised portion of any ISO and SAR shall revert to the status they had before the Trust agreed to enter into the transaction in question. Any exercise of an ISO and SAR made before the agreement to enter into the transaction was terminated shall remain effective after the termination of the agreement, notwithstanding that the ISO and SAR may have become exercisable solely by reason of the Trust entering into the agreement. If any ISO is exercised pursuant to this Paragraph 6 earlier than provided for by Paragraph 8(c), then such ISO shall convert into a non-qualified option.

                   7. Anti-Dilution. The ISO and SAR granted pursuant to this Agreement shall continue notwithstanding any change or exchange of the Shares subject to the 1994
Plan and/or to the ISO and SAR whether through recapitalization, stock split, split-up, split-off, spin-off, merger, consolidation, reorganization, stock dividend, combination of shares or exchange of shares. In the event of such a change or exchange and with respect to other dilutive or anti-dilutive events, appropriate adjustments may be made by the Employees' Committee as to the number of Shares subject to the ISO and SAR and/or in their per-share exercise price as shall be equitable to prevent dilution or enlargement of rights hereunder. Any such adjustment shall comply with the rules of Section 425(a) of the Code, if applicable. Adjustment of the number of Shares subject to the ISO and SAR shall not make the ISO and SAR become exercisable as to a fractional Share. Subject to the foregoing limitations, the terms of any such adjustment shall be determined by the Employees' Committee, and such determination made in good faith shall be final. In no event shall any adjustment be made that would render the ISO other than an "incentive stock option" for purposes of
Section 422A of the Code.

                   8. Exercise of ISO.

                   (a) Eligibility. Except as provided in Paragraphs
4 and 6 hereof, the ISO and SAR may not be exercised unless the Optionee shall have continued to be an employee of the Trust from the date hereof to the date of the exercise of the ISO and SAR.

                   (b) Investment. Upon the exercise of the ISO and SAR (and prior to the issuance of the certificate or certificates for the Shares in respect of which the ISO and SAR is exercised), the Optionee shall execute a warranty that he is purchasing the Shares for investment, in the form attached hereto as Exhibit A. It is understood, however, that the Trust has filed or will file registration statements with the Securities and Exchange Commission registering Shares issuable pursuant to grants made under the Plan on Form S-8. Accordingly, the grant made hereby to the Optionee is made from the Trust's reserve of such Shares. The Trust will use its best efforts to maintain the effectiveness of such registration statements, but shall not be obligated to do so.

                   (c) Time of Exercise. Subject to Section 4, the ISO and SAR are exercisable at any time and from time to time from and after the date hereof, and to and including the Termination Date, except that the ISO and SAR may not be exercised as to fractional Shares, and the aggregate fair market value (determined at the time of grant) of the stock with respect to which the ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Trust or its parent or subsidiary corporations) shall not exceed $100,000. Any right to acquire Shares under this Agreement or any other incentive stock option agreement that is not exercisable in any year because of this Paragraph 8(c) shall become exercisable for the first time in the first subsequent calendar year in which the exercisability of such rights does not violate the fair market value limitation of the previous sentence.

                   (d) SAR. An SAR shall be exercisable by the Optionee at any time the Option to which it relates could be exercised, but only upon a showing of "hardship" by the Optionee and upon consent of the Employees' Committee; provided, however, that there shall be no hardship requirement in the event of a Hostile Change in Control (as defined in the 1994 Plan). The Employees' Committee shall promulgate a standard for determining a "hardship," said standard to be applied uniformly to all Optionees under the 1994 Plan.

Upon the exercise of an SAR and surrender of the related Option, the Trust shall issue Shares having a fair market value equal to, but in no event in excess of, the appreciation since the date of grant in the fair market value of the Shares subject to the related Option
(the "Differential").


Notwithstanding the foregoing, and except in the event of a Hostile Change in Control, the SAR may be exercised only if prior to the exercise thereof, or, simultaneously with the exercise thereof, the Optionee or his successor has exercised or exercises an equivalent number of Options granted pursuant to the 1994 Plan (whether related or unrelated to the SAR). After a Hostile Change in Control an Optionee may exercise all Options in full as SAR, without limitation.

If a Hostile Change in Control which would otherwise result in the abrogation of the hardship requirement and if the prior or simultaneous exercise of Option requirement, will, in the nonreviewable judgment of the Employee's Committee, be deemed to constitute a "golden parachute" as defined by
Section 280G of the Code ("Section 280G"), the Employees' Committee shall reduce the number of Shares which may otherwise be issued as a result of the exercise of the SAR to the extent necessary to avoid Section 280G treatment as a "golden parachute." Notwithstanding such an adjustment, however, the Trust makes no warranty as to the avoidance of Section 280G treatment.

The exercise of an SAR shall automatically result in the surrender of the related Option by the Optionee on a share for share basis to the extent Shares under such related Option are used to calculate the Differential. Shares issued pursuant to the exercise of an SAR shall not thereafter be available for granting further Options under the 1994 Plan. An SAR shall terminate and may no longer be exercised upon the termination of the related Option other than as a consequence of the exercise of the SAR.

The SAR may only be exercised in accordance with rules and regulations adopted by the Employees' Committee from time to time.

                   9. Method of Exercise. The ISO and SAR shall be exercisable only by delivery of written notice to the Secretary of the Trust at the Trust's executive offices (presently 30 Rowes Wharf, Boston, Massachusetts 02110) prior to the expiration of the ISO and SAR as specified in Paragraphs 3 and 4 hereof. Such notice shall state the election to exercise the ISO and SAR and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising such ISO and SAR. The date the Trust receives written notice shall be the exercise date. In the event the ISO and SAR shall be exercised pursuant to the provisions of Paragraph 4 hereof by a person or persons other than the Optionee, such notice shall be accompanied by proof satisfactory to the Trust of the right of such person or persons to exercise the ISO and SAR. Upon receipt of notice, payment in full of the purchase price for the Shares as to which the ISO is being exercised, and an executed warranty in the form attached hereto as Exhibit A, the Trust shall issue and deliver a certificate or certificates representing such number of Shares. Upon receipt of notice of exercise of SAR, an executed warranty in the form attached hereto as Exhibit
"A" and either a showing of "hardship" satisfactory to the Employees' Committee or the occurrence of a Hostile
Change in Control, the Employees' Committee shall, without transfer or issue tax to the Optionee or other person entitled to exercise the SAR, deliver to the person exercising such SAR certificates for the Trust's Common Shares which are issuable upon exercise of the SAR.

                   10. Payment. The purchase price shall be payable in United States dollars upon the exercise of the ISO and shall be paid in cash, by certified check or by bank draft. In lieu of cash, certified check or bank draft, the purchase price may be satisfied by (x) the delivery of Shares of the Trust (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by the Optionee for at least the holding periods required under Section 425 of the Code and having a fair market value equal to the exercise price applicable to that portion of the ISO being exercised, the fair market value of the Shares so delivered to be determined in accordance with Article VI of the 1994 Plan or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, or (y) through the written election of the Optionee to have Shares withheld from the Shares otherwise to be received upon the exercise of an Option and having a fair market value equal to the cash exercise price applicable to the portion of the ISO being exercised by the withholding of such Shares, the fair market value of the Shares so withheld to be determined in accordance with Article VI of the 1994 Plan or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                   11. Notices. Any notice to be given to the Trust shall be addressed to the Secretary of the Trust at the Trust's office referred to in Paragraph 9 above, and any notice given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Trust, or at such other address as either party may hereafter designate in writing to the other. Except for purposes of determining the exercise date, any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid and deposited, first class postage prepaid, in the United States mails.

                   12. Miscellaneous.

                   (a) The Optionee acknowledges and agrees that the ISO and SAR are subject to the terms and conditions of the applicable Plan and the Code provisions pursuant to which each such Plan was adopted.

                   (b) The Trust is a Massachusetts Trust and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of this Trust assume any personal liability in connection with its business or assume any personal liability for obligations entered into on its behalf.

                   (c) All capitalized terms shall have the meanings ascribed thereto in the 1994 Plan, unless the context requires otherwise or such terms are otherwise defined herein.

                   IN WITNESS WHEREOF, the Trust has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized.





MGI PROPERTIES


By:_______________

   (Seal)




ACCEPTED:

________________________________

Optionee

                                                                 Exhibit A

                                     PURCHASE FOR INVESTMENT

                   I, [insert name of optionee], in connection with exercising options to purchase _________ shares of MGI
Properties, do hereby represent and warrant that I am purchasing the shares for my own account for investment only and not with a view to the resale or distribution thereof. I will not resell or distribute the shares acquired in connection herewith unless (1) a Registration Statement with respect to these shares is on file with the Securities and Exchange Commission, has become effective and is current, or (2) a specific exemption from the registration requirements is available to me. If I sell the shares acquired in connection herewith under (2), I will first obtain a favorable written opinion from counsel approved by MGI
Properties that such exemption is available to me.


Date:




________________________

[insert name of optionee]

                                                               EXHIBIT 10(w)

                         Form of Nonqualified Option Agreement

                   STOCK OPTION AND STOCK APPRECIATION RIGHTS AGREEMENT, made as of this ___ day of _____________, 199_, between MGI Properties
(the "Trust") and [insert name], an employee of the Trust (the "Optionee").

                   NOW, THEREFORE, the Trust and the
Optionee, by his acceptance of the grant of these stock options ("SO") and related stock appreciation rights
("SAR"), agree as follows:

                   1. Grant of SO and SAR. The Trust hereby grants to the Optionee as a separate inducement and agreement in connection with his acting as an employee of the Trust and not in lieu of any salary or other remuneration for services, an SO to purchase all or any part of an aggregate of _______ Common Shares of the Trust (either unissued or treasury), $1.00 par value (the "Shares"), and a maximum of ________ SAR in connection therewith, on the terms and conditions hereinafter set forth and further subject to the provisions of the Trust's 1994 Stock Option and Stock Appreciation Rights Plan for Key Employees (the
"1994 Plan"), which provisions are incorporated by reference herein.

                   2. Purchase Price. The exercise price shall be $______ per Share, the closing price of the Trust's Shares on the New York Stock Exchange on __________ __,
199__.

                   3. Term of Option. Notwithstanding anything to the contrary contained herein or in the 1994 Plan, the SO and SAR granted hereunder shall expire no later than 11:59
P.M. on ___________ __, _____ (the "Termination Date").

                   4. Termination as an Employee.  The SO and
SAR shall be exercisable according to the terms hereof while the Optionee remains an employee of the Trust and for two years after termination of employment for any reason. In no event may the SO and SAR be exercised after the Termination Date.

                   5. Non-Transferability. The SO and SAR granted hereunder shall not be assignable by the Optionee, except by the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the lifetime of the Optionee only by the Optionee.

                   6. Exercise Upon Sale, Merger or Other
Reorganization Transaction. Notwithstanding any other provision hereof, in the event that the Trust, its shareholders, or both, enter into a written agreement to dispose of all or substantially all of the assets or stock of the Trust by means of a sale, merger, consolidation, reorganization, liquidation or similar transaction (other than a reorganization, merger or consolidation effected solely to change the Trust's name or domicile), the SO and SAR issued pursuant hereto shall become immediately exercisable, whether or not such Options were exercisable prior to such event, during the period of time beginning with the date on which the Trust agrees in writing to enter into such transaction, and ending on the earlier of the date the SO and SAR would otherwise have expired or the date on which the transaction is consummated. The Optionee may in writing request that, in lieu of exercising the SO, he may receive cash equal to the difference between the sale price or merger consideration per share and the exercise price multiplied by the number of Shares subject to the SO issued hereunder; provided, however, that such cash shall be paid not earlier than the closing date of the transaction subject to this Paragraph 6. Upon the consummation of the transaction, any unexercised SO and SAR issued hereunder shall terminate and cease to be effective. In the event that the Trust's agreement to enter into any such transaction is terminated, the unexercised portion of any SO and SAR shall revert to the status they had before the Trust agreed to enter into the transaction in question. Any exercise of an SO and SAR made before the agreement to enter into the transaction was terminated shall remain effective after the termination of the agreement, notwithstanding that the SO and SAR may have become exercisable solely by reason of the Trust entering into the agreement.

                   7. Anti-Dilution. The SO and SAR granted pursuant to this Agreement shall continue notwithstanding any change or exchange of the Shares subject to the 1994
Plan and/or to the SO and SAR whether through recapitalization, stock split, split-up, split-off, spin-off, merger, consolidation, reorganization, stock dividend, combination of shares or exchange of shares. In the event of such a change or exchange and with respect to other dilutive or anti-dilutive events, appropriate adjustments may be made by the Employees' Committee as to the number of Shares subject to the SO and SAR and/or in their per-share exercise price as shall be equitable to prevent dilution or enlargement of rights hereunder. Adjustment of the number of Shares subject to the SO and SAR shall not make the SO and SAR become exercisable as to a fractional Share. Subject to the foregoing limitations, the terms of any such adjustment shall be determined by the Employees' Committee, and such determination made in good faith shall be final.

                   8. Exercise of SO.

                   (a) Eligibility. Except as provided in Paragraphs
4 and 6 hereof, the SO and SAR may not be exercised unless the Optionee shall have continued to be an employee of the Trust from the date hereof to the date of the exercise of the SO and SAR.

                   (b) Investment. Upon the exercise of the SO and SAR (and prior to the issuance of the certificate or certificates for the Shares in respect of which the SO and SAR is exercised), the Optionee shall execute a warranty that he is purchasing the Shares for investment, in the form attached hereto as Exhibit A. It is understood, however, that the Trust has filed or will file registration statements with the Securities and Exchange Commission registering Shares issuable pursuant to grants made under the Plan on Form S-8. Accordingly, the grant made hereby to the Optionee is made from the Trust's reserve of such Shares. The Trust will use its best efforts to maintain the effectiveness of such registration statements, but shall not be obligated to do so.

                   (c) Time of Exercise. Subject to Section 4, the SO and SAR are exercisable at any time and from time to time from and after the date hereof, and to and including the Termination Date, except that the SO and SAR may not be exercised as to fractional Shares.

                   (d) SAR. An SAR shall be exercisable by the Optionee at any time the Option to which it relates could be exercised, but only upon a showing of "hardship" by the Optionee and upon consent of the Employees' Committee; provided, however, that there shall be no hardship requirement in the event of a Hostile Change in Control (as defined in the 1994 Plan). The Employees' Committee shall promulgate a standard for determining a "hardship," said standard to be applied uniformly to all Optionees under the 1994 Plan.

Upon the exercise of an SAR and surrender of the related Option, the Trust shall issue Shares having a fair market value equal to, but in no event in excess of, the appreciation since the date of grant in the fair market value of the Shares subject to the related Option (the "Differential").


Notwithstanding the foregoing, and except in the event of a Hostile Change in Control, the SAR may be exercised only if prior to the exercise thereof, or, simultaneously with the exercise thereof, the Optionee or his successor has exercised or exercises an equivalent number of Options granted pursuant to the 1994 Plan (whether related or unrelated to the SAR). After a Hostile Change in Control an Optionee may exercise all Options in full as SAR, without limitation.

If a Hostile Change in Control which would otherwise result in the abrogation of the hardship requirement and if the prior or simultaneous exercise of Option requirement will, in the nonreviewable judgment of the Employee's Committee, be deemed to constitute a "golden parachute" as defined by Section 280G of the Code ("Section 280G"), the Employees' Committee shall reduce the number of Shares which may otherwise be issued as a result of the exercise of the SAR to the extent necessary to avoid Section 280G treatment as a "golden parachute." Notwithstanding such an adjustment, however, the Trust makes no warranty as to the avoidance of Section 280G treatment.

The exercise of an SAR shall automatically result in the surrender of the related Option by the Optionee on a share for share basis to the extent Shares under such related Option are used to calculate the Differential. Shares issued pursuant to the exercise of an SAR shall not thereafter be available for granting further Options under the 1994 Plan. An SAR shall terminate and may no longer be exercised upon the termination of the related Option other than as a consequence of the exercise of the SAR.

The SAR may only be exercised in accordance with rules and regulations adopted by the Employees' Committee from time to time.

                   9. Method of Exercise. The SO and SAR shall be exercisable only by delivery of written notice to the Secretary of the Trust at the Trust's executive offices (presently 30 Rowes Wharf, Boston, Massachusetts 02110) prior to the expiration of the SO and SAR as specified in Paragraphs 3 and 4 hereof. Such notice shall state the election to exercise the SO and SAR and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising such SO and SAR. The date the Trust receives written notice shall be the exercise date. In the event the SO and SAR shall be exercised pursuant to the provisions of Paragraph 4 hereof by a person or persons other than the Optionee, such notice shall be accompanied by proof satisfactory to the Trust of the right of such person or persons to exercise the SO and SAR. Upon receipt of notice, payment in full of the purchase price for the Shares as to which the SO is being exercised, and an executed warranty in the form attached hereto as Exhibit A, the Trust shall issue and deliver a certificate or certificates representing such number of Shares. Upon receipt of notice of exercise of SAR, an executed warranty in the form attached hereto as Exhibit
"A" and either a showing of "hardship" satisfactory to the Employees' Committee or the occurrence of a Hostile
Change in Control, the Employees' Committee shall, without transfer or issue tax to the Optionee or other person entitled to exercise the SAR, deliver to the person exercising such SAR certificates for the Trust's Common Shares which are issuable upon exercise of the SAR.

                   10. Payment. The purchase price shall be payable in United States dollars upon the exercise of the SO and shall be paid in cash, by certified check or by bank draft. In lieu of cash, certified check or bank draft, the purchase price may be satisfied by (x) the delivery of Shares of the Trust (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by the Optionee for at least six months and having a fair market value equal to the exercise price applicable to that portion of the SO being exercised, the fair market value of the Shares so delivered to be determined in accordance with Article VI of the 1994 Plan or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, or (y) through the written election of the Optionee to have Shares withheld from the Shares otherwise to be received upon the exercise of an Option and having a fair market value equal to the cash exercise price applicable to the portion of the SO being exercised by the withholding of such Shares, the fair market value of the Shares so withheld to be determined in accordance with Article VI of the 1994 Plan or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                   11. Notices. Any notice to be given to the Trust shall be addressed to the Secretary of the Trust at the Trust's office referred to in Paragraph 9 above, and any notice given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Trust, or at such other address as either party may hereafter designate in writing to the other. Except for purposes of determining the exercise date, any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid and deposited, first class postage prepaid, in the United States mails.

                   12. Miscellaneous.

                   (a) The Optionee acknowledges and agrees that the SO and SAR are subject to the terms and conditions of the applicable Plan and the Code provisions pursuant to which each such Plan was adopted.

                   (b) The Trust is a Massachusetts Trust and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of this Trust assume any personal liability in connection with its business or assume any personal liability for obligations entered into on its behalf.

                   (c) All capitalized terms shall have the meanings ascribed thereto in the 1994 Plan, unless the context requires otherwise or such terms are otherwise defined herein.

                   IN WITNESS WHEREOF, the Trust has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized.




MGI PROPERTIES


By:_______________

   (Seal)




ACCEPTED:

________________________________

Optionee

                                                                  Exhibit A

                                     PURCHASE FOR INVESTMENT

                   I, [insert name of optionee], in connection with exercising options to purchase _________ shares of MGI
Properties, do hereby represent and warrant that I am purchasing the shares for my own account for investment only and not with a view to the resale or distribution thereof. I will not resell or distribute the shares acquired in connection herewith unless (1) a Registration Statement with respect to these shares is on file with the Securities and Exchange Commission, has become effective and is current, or (2) a specific exemption from the registration requirements is available to me. If I sell the shares acquired in connection herewith under (2), I will first obtain a favorable written opinion from counsel approved by MGI
Properties that such exemption is available to me.


Date:




[insert name of optionee]

                                                                EXHIBIT 10(x)

                  Form of Nonqualified Option (Trustee) Agreement

                                    TRUSTEE OPTION AGREEMENT


                   STOCK OPTION AGREEMENT, made as of
the ____ day of _____ 199_, between MGI Properties (the
"Trust") and [insert name of trustee], a Trustee of the Trust
(the "Optionee").

                   NOW, THEREFORE, the Trust and the
Optionee, by his acceptance of the grant of this non-qualified stock option ("SO"), agree as follows:

                   1. Grant of Option. The Trust hereby grants to the Optionee as a separate inducement and agreement in connection with his acting as a Trustee of the Trust and not in lieu of any compensation or other remuneration for services, and on the terms and conditions hereinafter set forth and subject to the provisions of the Trust's 1994 Stock Option Plan for Trustees (the "Plan"), which provisions are hereby incorporated by reference herein, an SO to purchase all or any part of an aggregate of _________ Common Shares of the Trust (either unissued or treasury), $1.00 par value (the "Shares"). The Optionee acknowledges and understands that the Plan is not intended to meet the requirements for an employee benefit plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and, accordingly, the SO granted under the Plan shall not be entitled to the treatment accorded option grants under Rule 16b-3 plans.

                   2. Purchase Price. The exercise price shall be $______ per share, the closing price of the Trust's Shares on the New York Stock Exchange on ______ __, 199_.

                   3. Term of Option. Notwithstanding anything to the contrary contained herein or in the Plan, the SO granted hereunder shall expire no later than 11:59 P.M. on ______ __, 199_ (the "Termination Date").

                   4. Termination as a Trustee. The SO shall be exercisable according to the terms hereof while the Optionee remains a Trustee of the Trust and for two (2) years after he ceases to be a Trustee of the Trust for any reason, but in no event may the SO be exercised after the Termination Date.

                   5. Non-Transferability. The SO granted hereunder shall not be assignable by the Optionee, except by the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised during the lifetime of the Optionee only by the Optionee.

                   6. Exercise Upon Sale, Merger or Other Reorganization Transaction. Upon the dissolution or liquidation of the Trust, or upon a reorganization, merger or consolidation of the Trust with one or more corporations or trusts as a result of which the Trust is not the surviving entity, or upon a sale of substantially all of the property or more than 80% of the then outstanding Shares of the Trust to another corporation or trust, the Trust shall give to the Optionee at the time of adoption of the plan for liquidation, dissolution, merger or sale either
(1) a reasonable time thereafter within which to exercise the SO prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the SO as to an equivalent number of shares of stock of the entity succeeding the Trust or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

                   7. Anti-Dilution. If the outstanding Shares are increased, decreased, changed into or exchanged into a different number or kind of Shares or securities of the Trust through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made to the maximum number and kind of Shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of Shares allocated to the unexercised SO or portion thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding SO shall be made without change in the purchase price applicable to the unexercised portion of the SO with a corresponding adjustment in the exercise price of the Shares covered by the SO. Notwithstanding the foregoing, there shall be no adjustment for the issuance of Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board of Trustees for such consideration as the Board of Trustees deems appropriate.

                   8. Exercise of Option.

                   (a) Eligibility. Except as provided in Paragraphs 4 and 6 hereof, the SO may not be exercised unless the Optionee shall have continued to be a Trustee of the Trust from the date hereof to the date of the exercise of the SO.

                   (b) Investment. Upon the exercise of the SO (and prior to the issuance of the certificate or certificates for the Shares in respect of which the SO is exercised), the Optionee shall execute a warranty that he is purchasing the Shares for investment, in the form attached hereto as Exhibit A. It is understood, however, that the Trust has filed a Registration Statement with the Securities and Exchange Commission registering the Shares issuable pursuant to grants made under the Plan on Form S-8, which Registration Statement became effective in 1994. Accordingly, the grant made hereby to the Optionee is made from the Trust's reserve of such Shares. The Trust will use its best efforts to maintain the effectiveness of such registration statement, but shall not be obligated to do so.

                    (c) Time of Exercise. Subject to Paragraphs 4 and 6, the SO is exercisable at any time and from time to time from and after the date hereof, and to and including the Termination Date, except that the SO may not be exercised as to fractional Shares.

                    9. Method of Exercise. The SO shall be exercisable only by delivery of written notice to the Secretary of the Trust at the Trust's executive offices (presently 30 Rowes Wharf, Boston, Massachusetts 02110) prior to the expiration of the SO as specified in Paragraphs 3 and 4 hereof. Such notice shall state the election to exercise the SO and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising such SO. The date the Trust receives written notice shall be the exercise date. In the event the SO shall be exercised pursuant to the provisions of Paragraph 4 hereof by a person or persons other than the Optionee, such notice shall be accompanied by proof satisfactory to the Trust of the right of such person or persons to exercise the SO. Upon receipt of notice, payment in full of the purchase price for the Shares as to which the SO is being exercised, and the executed warranty in the form attached hereto as Exhibit A, the Trust shall issue and deliver a certificate or certificates representing such number of Shares.

                   10. Payment. The purchase price shall be payable in United States dollars upon the exercise of an SO and shall be paid in cash, by certified check or by bank draft. In lieu of cash, certified check or bank draft, payment of the purchase price may be made (i) by delivering to the Trust, Shares of the Trust (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by the Optionee for at least six months and having a fair market value equal to the cash exercise price applicable to that portion of the SO being exercised by the delivery of such Shares, the fair market value of the Shares so delivered to be determined in accordance with Article VI of the Plan or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations; or (ii) through the written election of the Optionee to have Shares withheld from the Shares otherwise to be received upon the exercise of an SO and having a fair market value equal to the cash exercise price applicable to the portion of the SO being exercised by the withholding of such Shares, the fair market value of the Shares so withheld to be determined in accordance with Article VI of the Plan or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                   11. Notices. Any notice to be given to the Trust shall be addressed to the Secretary of the Trust at the Trust's office referred to in Paragraph 9 above, and any notice given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Trust, or at such other address as either party may hereafter designate in writing to the other. Except for purposes of determining the exercise date, any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid and deposited, first class postage prepaid, in the United States mails.

                   12. Miscellaneous.

                   (a) The Optionee acknowledges and agrees that this SO is subject to the terms and conditions of the Plan.

                   (b) The Trust is a Massachusetts Trust and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of this Trust assume any personal liability in connection with its business or assume any personal liability for obligations entered into on its behalf.

                    (c) All capitalized terms shall have the meanings ascribed thereto in the Plan, unless the context requires otherwise or such terms are otherwise defined herein.

                   IN WITNESS WHEREOF, the Trust has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized.








MGI PROPERTIES


_______________

Name:     (Seal)
Title:




ACCEPTED:

________________________________

[Insert Name of trustee]

                                                                   Exhibit A

                                     PURCHASE FOR INVESTMENT

                   I, [insert name of trustee], in connection with exercising options to purchase ______________ shares of MGI Properties, do hereby represent and warrant that I am purchasing the shares for my own account for investment only and not with a view to the resale or distribution thereof. I will not resell or distribute the shares acquired in connection herewith unless (1) a Registration Statement with respect to these shares is on file with the Securities and Exchange Commission, has become effective and is current, or (2) a specific exemption from the registration requirements is available to me. If I sell the shares acquired in connection herewith under (2), I will first obtain a favorable written opinion from counsel approved by MGI
Properties that such exemption is available to me.



Date:




________________________________

[insert name of trustee]

                                                                   EXHIBIT 5

                          Opinion of Olshan Grundman Frome & Rosenzweig

                               Olshan Grundman Frome & Rosenzweig
                                         505 Park Avenue
                                       New York, NY 10022


                                                               April 29, 1994





MGI Properties
30 Rowes Wharf
Boston, Massachusetts 02110

Re:  MGI Properties (the "Company")

Ladies and Gentlemen:

You have requested our opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by you with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 582,100 common shares, par value $1.00 per share (the "Shares"), to be offered pursuant to the Company's 1994 Stock Option and Stock Appreciation Rights Plan for Key Employees, 1994 Stock Option Plan for Trustees and the award of Shares to key employees of the Company (collectively, the "Plans").

On the basis of such investigation as we have deemed necessary, we are of the opinion that (i) the Shares (other than the Shares awarded to key employees) will be, when issued upon due exercise of options granted under the Plans in accordance with the provisions of the Plans and in accordance with stock option agreements entered into in accordance with the provisions of the Plans (including payment of the option exercise price provided for therein), legally issued, fully paid and non-assessable and (ii) the Shares awarded to key employees are legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,




OLSHAN GRUNDMAN FROME & ROSENZWEIG

                                                              EXHIBIT 24.2

                                  Consent of KPMG Peat Marwick

                                 CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees
MGI Properties:

We consent to incorporation by reference in the registration statement on Form S-8 of MGI Properties of our report dated January 6, 1994, relating to the consolidated balance sheets of MGI Properties as of November 30, 1993 and 1992 and the related consolidated statements of earnings, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended November 30, 1993, which report appears in the November 30, 1993 annual report on Form 10-K of MGI Properties.




                                                                               KPMG PEAT MARWICK

Boston, Massachusetts
April 29, 1994




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